UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2013

NEUROMAMA, LTD.

(Exact name of registrant as specified in charter)

Nevada	333-180750	98-0706304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

182/1 Krasniy Prospekt, Suite # 704, Novosibirsk, Russia	630049
(Address of principal executive offices)	(Zip Code)

+73833542023

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01         Entry into a Material Definitive Agreement

Item 3.02         Unregistered Sales of Equity Securities.

On September 24, 2013, Neuromama, Ltd. (the “Company”) entered into an Intellectual Property Purchase Agreement (the “Agreement”) with John Sterling (“Sterling”).  Pursuant to the Agreement, the Company acquired a Library of Entertainment Asserts including variety shows, feature films, television pilots, etc. (the “Assets”).  The Company acquired the Assets in exchange for the issuance of 4,866,180 of its common shares to Sterling at a price of $20.55 (the closing price on September 3, 2013) for a total value of $99,999,999.00.

The issuances of the shares to Sterling were issued in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder, as such issuances did not involve a public offering of securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMAMA, LTD.

Date: October 3, 2013	By:	/s/ Igor Weselovsky
Igor Weselovsky, C.E.O. & Director